Exhibit 99.1

BULLDOG RECEIVES ORDER FROM LEADING

ECUADOR-BASED COMPANY

100 Bulldog Yard BOSS™ Units to be Installed in Port of Guayaquil

Richmond, British Columbia, Canada - June 3, 2004 - Bulldog Technologies, Inc. (Nasdaq: OTCBB: BLLD) announced today that it has received a purchase order for 100 Road BOSSTM RB-210 Units from Nettel SA of Ecuador. Nettel is one of Ecuador's leading telecommunications distributors with business interests throughout Latin America and is actively representing Bulldog BOSS™ products with the Port Authorities in Ecuador.

The Bulldog Yard BOSSTM units will be installed in the Port of Guayaquil, Ecuador in four separate pilot systems for four of the largest private storage and handling container companies doing business within the Port. The four companies involved in the pilot, Ecuaestibas, SVU, Aretina and Transagent, manage approximately 400,000 cargo containers each year.

The Company expects that upon the successful completion of a 30-day pilot project, these companies will purchase additional Bulldog Road BOSSTM RB-210 Systems.*

"The companies at the Port and the Port Authority are very interested in implementing this security system," said Raul Perez Estralla, of Nettel's Senior Engineering Technical Division. They are convinced that the Yard BOSSTM will dramatically reduce the theft problem in a very short period of time".

"The opportunity in Ecuador is substantial," said John Cockburn, Bulldog Technologies' CEO. "Already we are seeing a tremendous amount of interest as companies begin to realize that the Bulldog System not only secures important cargo by preventing it from being tampered with, but also offers companies reduced insurance premiums and deductibles through our relationship with ACE Seguros S.A. of Ecuador. We believe the value proposition is unrivalled."*

-------

Bulldog Technologies Inc. is a provider of wireless security systems for the supply chain industry. Bulldog has developed the Road BOSSTM (Bulldog Online Security System) for mobile cargo transported in trailers, delivery trucks/vans, and ocean containers. The Yard BOSSTM is a proprietary asset protection and security system developed for cargo containers and trailers stored for extended periods in freight yards and facilities.

For further information, visit Bulldog on the Web at www.bulldog-tech.com.

CEOcast, Inc. for Bulldog Technologies Inc. - Ed Lewis, 212-732-4300

-------

Legal Note on Forward-Looking Statements

Statements in this news release which are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this news release are marked by an asterisk (*) and include statements regarding the fact that Ecuaestibas, SVU, Aretina and Transagent will purchase additional products from Bulldog after the completion of the pilot project and that there is a substantial opportunity in Ecuador. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as insufficient investor interest in the Company's securities, the impact of competitive products on the sales of the Company's products, general economic conditions as they affect the Company's prospective customers, including these four companies, acceptance of the Company's products by these four companies and other prospective customers using and managing cargo trailers, delivery trucks/vans, ocean containers and other cargo transport systems, the ability of third party manufacturers to produce the Company's products, the Company's ability to source product components in a timely manner, and new technological developments that may allow third parties to compromise the effectiveness of the Company's products as a theft-deterrent system. Readers should also refer to the risk disclosures outlined in the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 17, 2004 and the Company's other disclosure documents filed from time-to-time with the SEC.